Exhibit 10.10

ACORDA THERAPEUTICS, INC.

2016 INDUCEMENT Plan

Section 1.	Purpose

The purpose of the Acorda Therapeutics, Inc. 2016 Inducement Plan (the “Plan”) is to provide equity compensation to certain individuals who were not previously employees or directors of Acorda Therapeutics, Inc. (the “Company”) or its Subsidiaries in order to induce such individuals to enter into employment with the Company or its Subsidiaries, as described in Nasdaq Listing Rule 5635(c)(4).

Section 2.	Definitions

For purposes of the Plan, capitalized terms have the meaning provided below or, if not provided below, as provided elsewhere in the Plan:

“Award” means an award that is granted under the Plan as described in Section 5.

“Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Awards are to be earned.

“Board” means the Board of Directors of the Company.

“Change in Control” have the meanings set forth in Section 10.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

“Committee” means the Committee referred to in Section 3.

“Common Stock” means common stock, par value $0.001 per share, of the Company.

“Company” means Acorda Therapeutics, Inc., a Delaware corporation.

“Effective Time” has the meaning provided in Section 15(a).

“Eligible Individual” means a person who becomes an employee of the Company or its Subsidiaries and who either (i) was not previously an employee or director of the Company or any of its Subsidiaries, or (ii) incurred a bona fide period of non-employment, as determined under Nasdaq Listing Rule 5635(c)(4).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exercise Price” means (a) in the case of Stock Options, the price specified in the applicable Award agreement as the price-per-share at which shares of Common Stock may be purchased pursuant to such Stock Option or (b) in the case of Stock Appreciation Rights, the price specified in the applicable Award agreement as the reference price-per-share used to calculate the amount payable to the participant.

“Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price for a share of Common Stock during normal business hours on the Nasdaq Stock Market or such other national securities market or exchange as may at the time be the principal market for the Common Stock, on such given date or, if the given date is not a trading date, the immediately preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

“Outside Director” means a director who qualifies as an “independent director” within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Performance Awards” means Awards granted under Section 8.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Performance Awards.

“Plan” means the Acorda Therapeutics, Inc. 2016 Inducement Plan, as set forth herein and as hereinafter amended from time to time.

“Restricted Stock” means shares of Common Stock issued under the Plan subject to restrictions determined by the Committee.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver shares of Common Stock, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Committee.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities Exchange Commission under Section 16(b) of the Exchange Act, as amended from time to time.

“Stock Appreciation Right” means an Award granted under Section 7.

“Stock Option” means an Award granted under Section 6.

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“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

Section 3.	Administration

The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed solely of Outside Directors numbering no fewer than two (2) and shall be appointed by and serve at the pleasure of the Board.  The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan to Eligible Individuals.

Among other things, the Committee shall have the authority, subject to the terms of the Plan to:

(a)select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	determine whether and to what extent Awards are to be granted hereunder;

(c)	determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d)

determine the terms and conditions of any Award granted hereunder, including, but not limited to, the Exercise Price (subject to Section 6(b)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary);

(e)	modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals;

(f)	determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred; and

(g)	determine under what circumstances an Award may be settled in cash or Common Stock.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the

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Committee may delegate administrative responsibilities with respect to the Plan; provided, however, that no delegation may be made by the Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or from the shareholder approval requirements under Nasdaq Listing Rule 5635(c)(4).  Any allocation or delegation may be revoked by the Committee at any time.

Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or become subject to (or lose an exemption under) the shareholder approval rules under Nasdaq Listing Rule 5635(c)(4).  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 4.	Common Stock Subject to Plan

(a)Shares Available.  Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares.

(b)Adjustment Provision. In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, reverse stock split or a corporate transaction, any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board shall make such substitution or adjustments in the number, kind and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

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Section 5.	Eligibility; Types of Awards

(a)Eligibility for Awards.  Awards may be granted under the Plan to Eligible Individuals as an inducement to become an employee of the Company or its Subsidiaries, as determined in the sole discretion of the Committee.

(b)Types of Awards.  Awards may be made under the Plan in the form of (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Performance Awards, (iv) Restricted Stock, (v) Restricted Stock Units, or (vi) other stock-based awards or cash incentives that the Committee determines are consistent with the purpose of the Plan and the interests of the Company.  Awards may be granted in tandem with other Awards.

Section 6.	Stock Options

Stock Options may be granted alone or in addition to other Awards granted under the Plan. All Stock Options granted under the Plan shall be nonqualified stock options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

The Committee shall have the authority to grant any Eligible Individual Stock Options with or without Stock Appreciation Rights.

Stock Options shall be evidenced by option agreements, the terms and provisions of which may differ. The grant of a Stock Option shall occur on the date the Committee (or such person or entity designated by the Committee in accordance with the Plan) selects an Eligible Individual to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option and specifies the material terms and provisions of such Stock Option, or such other date specified by the Committee as the date of grant.  The Company shall notify an Eligible Individual of any grant of a Stock Option, and a written option agreement or agreements shall be delivered by the Company to the participant.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a)Option Term. The Committee shall determine the stated term of each Stock Option granted under this Plan. No Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

(b)Exercise Price. The Committee shall determine the Exercise Price per share of Common Stock subject to Stock Options granted under this Plan. The Exercise Price per share of Common Stock subject to a Stock Option shall not be less than the Fair Market Value of Common Stock on the date of grant.  Except for adjustments pursuant to Section

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4(b), in no event may (i) any Stock Option granted under this Plan be amended to decrease the Exercise Price thereof, cancelled in conjunction with the grant of any new Stock Option with a lower Exercise Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation, or action is approved by a vote of the Company’s stockholders (or, in connection with a substitution of the Stock Option in connection with a corporate transaction, to the extent consistent with Section 409A of the Code), or (ii) any Stock Option with an exercise price above the current stock price be exchanged for cash or other securities.

(c)Exercisability.  Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(d)Method of Exercise.  Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during their stated term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised). In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

To the extent permitted by applicable law, if approved by the Committee, payment in full or in part may also be made by delivering a properly executed exercise notice to the Company and irrevocable instructions to a broker to deliver promptly to the Company (on such terms as determined by the Committee) the amount of sale proceeds necessary to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes.  The Committee, in its discretion, may determine the timing of such sale. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

No shares of Common Stock shall be delivered until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 14(a).

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(e)Nontransferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution; or (ii) as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such optionee’s children or family member, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, the guardian or legal representative of the optionee, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “optionee” include such guardian, legal representative and other transferee.

Section 7.	Stock Appreciation Rights

(a)Type. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan.

(b)Term.  The Committee shall determine the stated term of each Stock Appreciation Right granted under this Plan.  No Stock Appreciation Right shall be exercisable more than 10 years after the date of grant.

(c)Exercise Price.  Unless provided otherwise by the Committee, the Exercise Price per share of Common Stock subject to a Stock Appreciation Right shall be the Fair Market Value of the Common Stock on the date of grant.  Except for adjustments pursuant to Section 4(b), in no event may (i) any Stock Appreciation Right granted under this Plan be amended to decrease the Exercise Price thereof, cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower Exercise Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation or action is approved by a vote of the Company’s stockholders (or, in connection with a substitution of the Stock Option in connection with a corporate transaction, to the extent consistent with Section 409A of the Code), or (ii) any Stock Appreciation Right with an exercise price above the current stock price be exchanged for cash or other securities.

(d)Exercisability.  Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

(e)Settlement.  Upon the exercise of a Stock Appreciation Right, a participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, in value equal to (A) the excess of the Fair Market Value of one share of Common Stock over the applicable Exercise Price, multiplied by (B) the number of shares in

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respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)Nontransferability.  No Stock Appreciation Right shall be transferable by a participant other than by will or by the laws of descent and distribution or as otherwise expressly permitted by the Committee, including, if so permitted, pursuant to a transfer to such participant’s children or family members, whether directly or indirectly or by means of a trust or partnership or otherwise. For purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933 as amended, and any successor thereto. All Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the participant, the guardian or legal representative of the participant, or any person to whom such Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the terms “holder” and “participant” include such guardian, legal representative and other transferee.

Section 8.	Performance Awards

(a)Administration. The Committee may grant a Performance Award, which shall be an Award that is subject to performance criteria as set forth in this Section. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan.  The Committee shall also determine whether each Performance Award shall be denominated as (i) a performance-based stock Award (a “Performance Share”), or (ii) a performance-based cash Award (a “Performance Unit”).  The Committee shall determine the Eligible Individuals to whom and the time or times at which Performance Awards shall be awarded, the number of shares and/or units to be awarded to any Eligible Individual, the duration of the Award Cycle, and any other terms and conditions of the Award, in addition to those contained in subsection (b).  However, no Award Cycle shall exceed five years in duration.

(b)Terms and Conditions. Performance Awards shall be subject to the following terms and conditions:

(i)Performance-Based Awards. The Committee may, prior to or at the time of the grant, condition the settlement of a Performance Award upon the attainment of Performance Goals and/or other performance criteria. The Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each participant. Subject to the provisions of the Plan and the Performance Award agreement referred to in Section 8(b)(iv), Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle.

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(ii)Deferral.  The Committee may from time to time establish procedures pursuant to which a participant may elect to further defer receipt of cash or shares in settlement of Performance Awards for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee.  Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award Cycle for the Performance Awards in question.

(iii)Settlement.  At the expiration of the Award Cycle, the Committee shall evaluate the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of Performance Shares or Performance Units, as applicable, granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) if the Performance Awards are Performance Shares, (1) a number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (2) cash equal to the product of (x) the Fair Market Value as of the date of settlement multiplied by (y) such number of Performance Shares determined to have been earned, as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(ii)), or (B) if the Performance Awards are Performance Units, (1) cash equal to the amount earned under the Performance Units (the “Cash Payment”), or (2) a number of shares of Common Stock equal to (x) the Cash Payment divided by (y) the Fair Market Value as of the date of settlement (with any resulting fractional shares distributed in the form of cash), as the Committee shall elect (subject to any deferral pursuant to Section 8(b)(ii)).

(iv)Performance Award Agreement.  Each Award shall be confirmed by, and be subject to, the terms of a Performance Award agreement.

Section 9.	Other Awards

(a)Restricted Stock and Restricted Stock Units.  Restricted Stock and Restricted Stock Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which Restricted Stock and Restricted Stock Units shall be awarded, the number of shares or units to be awarded to any Eligible Individual, the duration of the restrictions, and any other terms and conditions of the Award.

(b)Other Stock-Based Awards.  The Committee, in its discretion and subject to the provisions of the Plan, may grant other Awards of Common Stock or that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, dividend equivalents, which may be granted either alone or in conjunction with other Awards granted under the Plan.

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(c)Other Cash Incentive Awards.  The Committee, in its discretion and subject to the provisions of the Plan, may grant other cash incentive awards.

Section 10.	Change in Control Provisions

(a)Impact of Event.  Notwithstanding any other provision of the Plan to the contrary, unless provided otherwise by the Committee, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred shall, as determined by the Committee, either:  (A) immediately become fully exercisable and vested to the full extent of the original grant; (B) be cancelled in exchange for substitute stock options issued by the successor (or an affiliate) in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation); or (C) be cancelled in exchange for cash and/or other substitute consideration with respect to each share of Common Stock subject to the Award as of the transaction date equal in value to the excess of (I) the value, as determined by the Committee in its discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of the transaction over (II) if applicable, the per-share Exercise Price of the Award.

(ii)All Performance Awards outstanding as of the date such Change in Control is determined to have occurred shall, if not assumed or substituted for awards issued by the successor or an affiliate that are comparable (as determined by the Committee), be considered to be earned and payable in full at the target Performance Goal level, and any deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as is practicable (subject to any delay required to comply with Section 409A of the Code).

(iii)All other stock-based and cash Awards outstanding as of the date such Change in Control is determined to have occurred shall, if not assumed or substituted for awards issued by the successor or an affiliate that are comparable (as determined by the Committee),  be fully vested and settled in cash as promptly as is practicable (subject to any delay required to comply with Section 409A of the Code).

(iv)The Committee may also make additional adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan’s purposes (subject to compliance with Section 409A of the Code).

(b)Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i)there is a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or there is any other merger or consolidation if, after such merger or consolidation, shareholders of the Company

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immediately prior to such merger or consolidation hold directly less than 50% of the voting stock of the surviving entity;

(ii)there is a sale or transfer of all or substantially all of the assets of the Company in one or a series of transactions or there is a complete liquidation or dissolution of the Company; or

(iii)any individual or entity or group acting in concert and affiliates thereof, acquires, directly or indirectly, more than 50% of the outstanding shares of voting stock of the Company; provided that this clause (iii) shall not apply to an underwritten public offering of the Company's securities.

Section 11.	Amendment and Termination

(a)The Plan. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a recipient of an Award theretofore granted without the recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or accounting rules.  In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules.  The Committee may establish rules and terms to the extent provided under the Plan, including with respect to Awards granted outside the United States pursuant to Section 14(h).

(b)Awards.  The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to comply with applicable law, stock exchange rules or accounting rules.

Section 12.	Unfunded Status of Plan

It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. With respect to any Award that has not yet been exercised, settled, or paid in stock or cash, the participant shall have no rights greater than those of a general creditor of the Company, unless the Committee determines otherwise.  The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 13.	Recoupment of Awards

Each Award under the Plan is subject to the Company’s clawback or recoupment policy, as such policy may be amended from time to time.  Pursuant to such policy, among other things, the Committee may require forfeiture of an Award, repayment of Award (or

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proceeds therefrom), or recoupment from other payments otherwise due to the participant or beneficiary.

Section 14.	General Provisions

(a)Representation.  The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such shares on the Nasdaq Stock Market or such other securities exchange as may at the time be the principal market for the Common Stock; (ii) any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(b)No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting other or additional compensation arrangements for its employees.

(c)No Contract of Employment. The Plan shall not constitute a contract of employment, and adoption of the Plan and the granting of Awards shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any employee at any time.

(d)Tax Withholding.  No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan or becomes subject to employment tax, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement on such terms as are specified by the Committee. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.  To the extent permitted by applicable law, if approved by

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the Committee, payment in full or in part may also be made by delivering irrevocable instructions to a broker to deliver promptly to the Company (on such terms as determined by the Committee) the amount of sale proceeds necessary to pay.  The Committee, in its discretion, may determine the timing of such sale.

(e)Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid or by whom any rights of the participant, after the participant’s death, may be exercised.  If a participant dies and no designated beneficiary survives the participant, any amount due under the Plan shall be paid to the participant’s estate.

(f)Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice or conflict of laws that would refer to the laws of another jurisdiction.

(g)Nontransferability. Except as otherwise provided in Section 6(e) and Section 7(f), or by the Committee, Awards under the Plan are not transferable except by will or by laws of descent and distribution.

(h)Foreign Law and Foreign Employees. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or desirable to comply with such legal or regulatory provisions and/or to achieve such purposes.

(i)Section 409A.

(i)It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.

(ii)No participant or creditors or beneficiaries of a participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law.  Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any participant or for the benefit of any participant under the Plan may not be reduced

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by, or offset against, any amount owing by any such participant to the Company or any of its Subsidiaries.

(iii)If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment, payment shall be made upon a separation from service (within the meaning of Section 409A of the Code).

(iv)If, at the time of a participant’s separation from service (within the meaning of Section 409A of the Code), (A) such participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(v)Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant or for a participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Subsidiaries shall have any obligation to indemnify or otherwise hold such participant harmless from any or all of such taxes or penalties.

Section 15.	Term of the Plan

(a)Effective Time.  The Plan shall be effective as of April 18, 2016 (the “Effective Time”).

(b)Expiration Date.  No Award shall be granted under the Plan after the tenth anniversary of the Effective Time.  Unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

(c)Shareholder Approval. The Plan is intended to be exempt from shareholder approval requirements under Nasdaq Listing Rule 5635(c)(4).  However, the Company will obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws.

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